UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Flaster Corp.
(Exact Name of Registrant in its Charter)

Delaware	2040	37-1750680
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

 3422 Old Capitol Trail
Wilmington, DE 19808 USA
302-442-7409
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:
Law Offices of Jonathan D. Strum
5638 Utah Avenue NW
Washington DC 20015
Ph: (202) 362-9027
Fax: (202) 362-9037
Email: jdstrum@jdstrumlaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.0001 par value per share	500,000	$0.20	$100,000	$12.88

(1) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the maximum aggregate offering price of all securities listed in the “Calculation of Registration Fee” table. The price of $0.20 is a fixed price at which we may sell our shares until our common stock is quoted on the OTCBB at which time our shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON JUNE [ ], 2014

Flaster Corp.

500,000 SHARES OF COMMON STOCK

Our common stock is presently not traded on any market or securities exchange. We have not engaged any underwriter in connection with the sale of our shares of common stock. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. The aggregate net proceeds that the Company will receive assuming all shares are sold at a fixed price of $0.20 per share is $100,000. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 9 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: June [x], 2014

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Flaster,” “Company,” “we,” “us” and “our” refer to Flaster Corp.

Overview

Flaster was established in Delaware to market and distribute products such as textiles, ready-to-wear clothing, and sundries (“dry goods”) manufactured outside of the United States through e-commerce. Our mission is to create a market for dry goods manufactured outside the United States that would appeal to the needs of US consumers. We intend to introduce premium dry goods to build sales of private label dry goods manufactured outside of the United States.

The Company has a two part approach to building business over the next twelve months. The first will be to use our founders contact base to promote orders for dry goods. Order may be made directly or through our web site at www.flastercorp. com. We anticipate that this will require little upfront money on the part of the Company. The Company has budgeted $1,000 for the cost of this marketing approach to the business. The funds will cover the cost of designing a brochure that can be printed or emailed.

The second approach of the Company is to contact ten large distributors of low cost consumer items in specific regional markets with an opportunity to sell our dry goods in their retail shops. The Company has sufficient capital to pursue this business model for the coming year while also paying the cost of this registration.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. Additionally, our growth may be limited because our CEO only expects devoting 10-12 hours per week to the business.

We are a development stage company that has generated no revenues and has had limited operations to date. From November 9, 2011 (date of inception) to April 30, 2014, we have had limited liabilities in light of our current stage of operations and $0 in revenue. As of April 30, 2014, we had $25,272 in current assets and current liabilities of $100. We have sold and issued an aggregate of 1,800,000 shares of our common stock since our inception. The implied aggregate price of our common stock based on the offering price of $0.20 is $125,200 and our total stockholders’ equity is $125,172.

The Company currently has approximately $25,000 of cash on hand. The Company is spending limited funds at the current time with the exception of SEC and related corporate governance costs. We expect these costs to be approximately $30,000 per year.

Where You Can Find Us

We presently maintain our principal operating offices at Vecpils Lela 4b, Daugavpils, Latvia, LV-S417. Our US telephone number is 302-442-7409.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by us	500,000 shares of common stock.

Common stock outstanding before the offering	1,800,000

Common stock outstanding after the offering	2,300,000

Terms of the Offering
We will sell at a fixed price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this Registration Statement. We have the option to extend such offering for an additional 90 days. .

Trading Market
There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds	We will apply the proceeds from this Offering to pay for our operations, professional fees and other general expenses. The total estimated cost of this Offering is $20,000.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from November 9, 2011 (inception) through April 30, 2014 are derived from our audited annual financial statements and unaudited interim financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

Statement of Operations:

	For the four Months Ended April 30, 2014	For the Period From November 9, 2011 (inception) to April 30, 2014
	(audited)
Revenues	-	-
Cost of Revenue	-	-
Operating expenses	28	28
Loss from Operations	(28)	(28)
Net Loss	(28)	(28)
Loss per common share - Basic and Diluted	-	-
Weighted Average Number of Common Shares Outstanding - Basic and Diluted	15,126	15,126

Balance Sheet Data:

As of April 30, 2014
Cash and cash equivalents	$25,272

Total assets	25,272
Total current liabilities	100
Total liabilities	100
Total stockholders' equity	25,172

Total Liabilities and Stockholders' Equity	$25,272

RISK FACTORS

The shares of our common stock being offered for sale by us are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the common stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stock. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

LIMITED OPERATING HISTORY

There can be no assurance that management of the Company will be successful in its attempts to implement the Company’s business plan, build the corporate infrastructure required to support operations at the levels called for by the Company’s business plan or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

•	Obtain sufficient working capital to support our establishment and expansion;

•	Find and realize the asset management opportunities required to generate revenue;

•	Maintain adequate control of our expenses allowing us to realize anticipated income growth; and

•
Anticipate and adapt to changing conditions in the dry goods products industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, and other significant competitive and market dynamics.

OUR MANAGEMENT TEAM HAS NO EXPERIENCE OPERATING A PUBLIC COMPANY. ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL AND STATE SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Members of our management team have no experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities being sold in this Offering or the development of an active and liquid trading market for our Common Stock.

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the years ended December 31, 2013 and 2012 in which we had no operations, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has started generating limited operations. There is no assurance that the current operating plan will continue in the future.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake sufficient sales and business development efforts required to identify clients and sell our dry goods, which may result in a negative impact to our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us. To date, we have not undertaken efforts to seek additional funding.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of similar products undertaken by our competition; (iii) the level of our investment in sales and marketing; and (iv) the amount of our capital expenditures, including corporate acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our Common Stock can also be expected to be subject to volatility resulting from purely market forces over which we will have no control.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Shares. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

WE WILL BE DEPENDENT UPON KEY PERSONNEL FOR THE FORESEEABLE FUTURE.

The Company will be dependent on several key members of its management and operations teams for the foreseeable future. In particular, the Company is dependent on Ludmila Dijokene its president and Jelana Gecevicha, its secretary. The loss of the services of either executive could have a material adverse effect on the operations and prospects of the Company. At this time, the Company has no employment agreements with any of these individuals, though it is contemplated that the Company may enter into such agreements with certain of its key employees on terms and conditions usual and customary for its industry. The Company does not currently have any "key man" life insurance on any of its employees.

AS OUR PRINCIPAL OFFICERS AND DIRECTORS CONTROL ALL OF OUR ISSUED AND OUTSTANDING COMMON STOCK, AND EVEN IF THIS OFFERFING IS FULLY SUBSCRIBED WILL OWN 78% OF ALL ISSUED AND OUTSTANDING STOCK. THEY WILL BE ABLE TO EXERT SIGNIFICANT INFLUENCE AND CONTROL OVER ALL CORPORATE DECISIONS, EVEN IF SUCH DECISIONS MAY NOT BE IN THE BEST INTEREST OF MINORITY SHAREHOLDERS.

Our principal officers and directors currently control all of our issued common stock as of the date of this prospectus. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets. Their interests may differ from the interests of the other shareholders and thus result in corporate decisions that are disadvantageous to other shareholders.

OUR KEY PERSONNEL MAY NOT PROVIDE MORE THAN TEN TO TWLEVE HOURS OF TIME PER WEEK TO OUR BUSINESS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Our future ability to execute our business plan depends upon the continued service of our executive officers and directors. Each of these individuals has another job and therefore they will be required to spend less than full-time with this venture and may be limited in the amount of time they can devote to the Company. However, they each plan on devoting ten to twelve hours per week to the Company.

OUR COMPETITION IS MUCH LARGER AND HAS BEEN IN THE MARKETPLACE MUCH LONGER

Several large, well-financed competitors with long-standing brand recognition, successful histories of new product introductions and long-standing relationships dominate the market for the distribution of dry goods. Our Company intends to compete with well-established companies for sales to distributors. While the Company believes that the rapidly expanding market for sales of dry goods has created room for new competitors to achieve substantial sales and profits, there can be no assurance that our Company can compete successfully on price, which could result in material adverse effects on the business of the Company.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect these costs to be approximately $30,000 per year. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

WE ARE AN “EMERGING GROWTH COMPANY,” AND ANY DECISION ON OUR PART TO COMPLY ONLY WITH CERTAIN REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO “EMERGING GROWTH COMPANIES” COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt in to the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE SEC WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. We will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, our independent registered public accounting firm will be required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market price of our Common Stock and our ability to secure additional financing as needed.

OUR COMMON SHARES WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT AND AS A RESULT WE WILL HAVE LIMITED REPORTING DUTIES WHICH COULD MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

Our common shares are not registered under the Exchange Act. As a result, we will not be subject to the federal proxy rules and our directors, executive officers and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In additional our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year. Our common shares are not registered under the Securities Exchange Act of 1934, as amended, and we do not intend to register our common shares under the Exchange Act for the foreseeable future, provided that, we will register our common shares under the Exchange Act if we have, after the last day of our fiscal year, more than either (i) 2000 persons; or (ii) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act. As a result, although, upon the effectiveness of the registration statement of which this prospectus forms a part, we will be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common shares are not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directs, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereunder. Furthermore, so long as our common shares are not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

BECAUSE OUR COMMON STOCK IS NOT REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

Our common stock is not registered under the Exchange Act, and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, $10,000,000 in total assets and either more than 2,000 shareholders of record or 500 shareholders of record who are not accredited investors (as such term is defined by the Securities and Exchange Commission), in accordance with Section 12(g) of the Exchange Act). As long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

 In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading marketing for our Common Stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.20 per share for the shares of common stock was arbitrarily determined by our officers and directors The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Use of Proceeds

The net proceeds to us from the sale of up to 500,000 shares offered at a public offering price of $0.20 per share will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at approximately $20,000 for legal, accounting, and other costs in connection with this offering. The table below shows the intended net proceeds from this offering we expect to receive for scenarios where we sell various amounts of the shares. Since we are making this offering without any minimum requirement, there is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

 PERCENT OF NET PROCEEDS RECEIVED

	40%	60%	80%	100%
Shares Sold	200,000	300,000	400,000	500,000
Gross Proceeds	$40,000	$60,000	80,000	100,000
Less Offering Expenses	$(20,000)	$(20,000)	$(20,000)	$(20,000)
Net Offering Proceeds	$20,000	$40,000	60,000	80,000

The use of net offering proceeds set forth below demonstrates how we intend to use the funds under the various percentages of amounts of the related offering. We plan to use the proceeds for the establishment of our operations; and, depending on the amount of funds raised for marketing, travel and for the design and development of our web site as below. All amounts listed below are estimates.

Amount raised after Offering Costs	20,000	$40,000	$60,000	$80,000
Legal and Accounting	3,000	$8,000	$10,000	$15,000
Travel	1,000	$5,000	$5,000	$15,000
Web Site Design	5,500	$6,500	$6,500	$6,500
Web Site Development	5,500	$5,500	$5,500	$5,500

Advertising/marketing	4,000	$11,500	$24,500	$28,000
Computer/Fax/ General and Administrative SEO costs	1,000	$3,500	$8,500	$10,000

Total Estimated Expenses	$20,000	$40,000	$60,000	$80,000

Our offering expenses are comprised of legal and accounting expenses and printing costs. Our officers and Directors will not receive any compensation for their efforts in selling our shares.

We intend to use the proceeds of this offering in the manner set forth above. In the event that we do not raise the entire amount we seek to raise, and are unable to generate revenues to raise that amount, then we may cut back on some of the costs (such as advertising, travel and website design and development), or we may attempt to raise additional funds via private placements or sales of securities to or loans from our Directors in order to make up any shortfall. We do not have any agreements in place with our Directors to provide loans to the company if needed. We do not intend to use the proceeds to finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the new uses.

In all instances, after the effectiveness of this Registration Statement, the Company will need some amount of working capital to maintain its general existence and comply with its public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors, who will have little ability to influence these decisions.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of April 30, 2014. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution.

Shares Sold	500,000
Gross Proceeds less offering Expenses	$80,000
Historical Net Tangible Book Value	$25,172
Historical Net Tangible Book Value Per Share	$0.014
Increase per share to existing Shareholders	$0.0317
Net Tangible Book Value Per Share After the Offering	$0.0457
Dilution Per Share to New Shareholders	$0.1543
Dilution Percentage to New Shareholders	77.14%

Plan of Distribution

We may sell some or all of their shares at a fixed price of $0.20 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by us must be made at the fixed price of $0.20 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by us at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,
•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
•	any combination of the foregoing.

We are aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). We cannot presently estimate the amount of such compensation. There are no existing arrangements between the Company and any stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares prior to the payment of the costs related to this prospectus pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 300,000,000 shares of capital stock $0.001 par value per share.

Common Stock

We are authorized to issue 300,000,000 shares of common stock, $0.001 par value per share. Currently we have 1,800,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent. However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Jonathan D. Strum will pass on the validity of the common stock being offered pursuant to this registration statement.

The financial statements as of April 30, 2014 and for the period from November 9, 2011 (inception) to April 30, 2014 included in this prospectus and the registration statement have been audited by Weinberg & Baer LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated on November 9, 2011 under the laws of the State of Delaware to distribute dry goods manufactured outside of the United States through e-commerce. Our mission is to create a market for dry goods manufactured outside the United States that would appeal to the needs of US consumers. We intend to introduce premium dry goods to build sales of private label dry goods manufactured outside of the United States.

The Company has a two part approach to building business over the next twelve months. The first will be to use our founders contact base to promote orders for dry goods. We do not anticipate that this will require a large expenditure of funds by the part of the Company. The Company has budgeted $1,000 for the cost of this marketing approach to the business. The funds will cover the cost of designing a brochure that can be printed or emailed.

The second approach of the Company is to contact ten large distributors of low cost consumer items in specific regional markets with an opportunity to sell our dry goods in their retail shops. The Company has sufficient capital to pursue this business model for the coming year while also paying the cost of this registration. Following the successful registration of the Company we think that there will be more active interest in the second round of fundraising.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. Additionally, our growth may be limited because our CEO only expects devoting 10-12 hours per week to the business.

We are a development stage company that has generated no revenues and has had limited operations to date. From November 9, 2011 (date of inception) to April 30, 2014 we have limited expenses in light of our current stage of operations and $0 in revenue. As of April 30, 2014, we had $25,272 in current assets and current liabilities of $100. We have sold and issued an aggregate of 1,800,000 shares of our common stock since our inception. The implied aggregate price of our common stock based on the offering price of $0.20 is $125,200 and our total stockholders’ equity is $125,172.

The Company currently has approximately $25,000 of cash on hand. The Company is spending limited funds at the current time with the exception of SEC and related corporate governance costs. We expect these costs to be approximately $30,000 per year.

We are currently a development stage company. We have not formed any material relationship or entered into any agreement with any dry food goods providers to assist with our planned business activities. We do not currently engage in any business activities that provide cash flow. We may require additional capital to implement our business and fund our operations. See “Management’s Discussion and Analysis” on page 25.

The Company’s fiscal year end is December 31. We presently maintain our principal operating offices at Vecpils Lela 4b, Daugavpils, Latvia, LV-S417. Our US telephone number is 302-442-7409. There is no lease on the premises the Company is occupying and the Company is not responsible for paying rent. As we are not generating sufficient revenue at this time to justify a separate corporate office, the principal executive office is also the personal residence of our Chief Executive Officer and Director. Once our business grows and generates revenue, we will look for more office space in a separate corporate office. Our mailing address is: 3422 Old Capitol Trail Wilmington, DE 19808 USA.

Target Market

As the web based specialty stores and dry good stores market continues to grow, navigating the increasing number of potential social networking providers will present an increasingly daunting task to would-be customers. This means a growing opportunity for Flaster to consolidate and present useful information in a user-friendly dry goods site, easily navigable format. While no formal plans, timeline or budget for such a project currently exist, management expects that such an endeavor would require additional financing.

Marketing and Sales

We believe that our sales will be driven by web based traffic and our marketing plan has been designed with a strong viral focus leveraging social networking platforms.

We intend to integrate our marketing scheme with Facebook, so that buyers can compare their current dry good costs to those of their friends. Friends share information about their lifestyles and we expect that this trend will continue as to reliable purchasing platforms. At checkout, a consumer can elect to publish details about their online purchase on their Facebook Wall, describing their savings and the products purchased. Not only does this expand our market but it also enables consumers to leverage their friends’ experience of suitable dry good purchases.

In addition, we will contract with an established Search Engine Optimization (SEO) firm that can also provide website development support. SEO spend is crucial to increase site traffic and constantly iterate to improve our conversion rate. Key activities will include on-page and off-page optimization, link building activities, SEO article creation and postings, and Wordpress blog development and maintenance. We expect initial SEO setup costs to be about $2000, followed by a monthly retainer. The retainer will vary depending on the amount of development work required. In addition, we expect our paid advertising spend on Adwords and Facebook advertisements to range from $1000-$2000 per month.

Competition

There are a number of companies that offer dry gods manufactured in the US and around the world. Many of these companies focus on specific regions. We plan to go offer our products at competitive pricing rates.

Employees

As of June 23, 2014, we had no employees. During the remainder of 2014, each of our officers will devote at least ten to twelve hours a week to us and may increase the number of hours as necessary. There is no written independent contractor agreement with our President or our Secretary. We will also use independent contractors and consultants to assist in many aspects of our business on an as-needed basis pending financial resources that become available to us.

DESCRIPTION OF PROPERTY

We presently maintain our principal operating offices at Vecpils Lela 4b, Daugavpils, Latvia, LV-S417. Our US telephone number is 302-442-7409.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 2 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
of Flaster Corp.:

We have audited the accompanying balance sheet of Flaster Corp. (a Delaware corporation in the development stage) as of April 30, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (November 9, 2011) through April 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flaster Corp. as of April 30, 2014 and the results of its operations and its cash flows from inception (November 9, 2011) through April 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of April 30, 2014, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,
Weinberg & Baer LLC
Baltimore, Maryland
June 12, 2014

FLASTER CORP.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS

(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

As of
April 30,
2014
ASSETS

Current Assets:
Cash	$25,272
Total current assets	25,272

Total Assets	$25,272

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Due to shareholder	$100
Total Current Liabilities	100

Commitments and Contingencies	-

Stockholders' Equity:
Common stock, par value $0.001 per share, 300,000,000 shares authorized;
1,800,000 shares issued and outstanding	1,800
Additional paid-in capital	23,400
(Deficit) accumulated during development stage	(28)

Total stockholders' equity	25,172

Total Liabilities and Stockholders' Equity	$25,272

The accompanying notes are an integral part of these financial statements.

FLASTER CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the Four	Cumulative
	Months Ended	From
	April 30, 2014	Inception

Revenues	$-	$-

Expenses:

General and administrative expenses	28	28
	-	-
(Loss) from Operations	(28)	(28)

Provision for income taxes	-	-

Net (Loss)	$(28)	$(28)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	15,126

The accompanying notes are an integral part of these financial statements.

FLASTER CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY
CUMULATIVE FROM INCEPTION (NOVEMBER 9, 2011) THROUGH APRIL 30, 2014

				(Deficit)
				Accumulated
			Additional	During the
	Common stock		Paid-in	Development
Description	Shares	Amount	Capital	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-

Common stock issued for cash ($0.014/share)	1,800,000	1,800	23,400	-	25,200

Net (loss) for the period	-	-	-	(28)	(28)

Balance - April 30, 2014	1,800,000	1,800	23,400	(28)	25,172

The accompanying notes are an integral part of these financial statements.

FLASTER CORP.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the Four	Cumulative
	Months Ended	From
	April 30, 2014	Inception

Operating Activities:
Net (loss)	$(28)	$(28)

Net Cash Used in Operating Activities	(28)	(28)

Investing Activities:	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Due to shareholder	100	100
Proceeds from common stock	25,200	25,200

Net Cash Provided by Financing Activities	25,300	25,300

Cash - Beginning of Period	-	-

Cash - End of Period	$25,272	$25,272

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Flaster Corp.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – History and organization of the company

The Company was organized November 9, 2011 (Date of Inception) under the laws of the State of Delaware, as Flaster Corp. The Company began activities in April 2014. The Company is authorized to issue up to 300,000,000 shares of its $0.001 par value common stock.

The business of the Company is e-commerce for dry goods. The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities”, the Company is considered a development stage company.

Note 2 – Accounting policies and procedures

Basis of Presentation:
The financial statements present the balance sheets, statements of operations, stockholder’s equity and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Year end
The Company has adopted December 31 as its fiscal year end.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and other current liabilities because they are short term in nature and they are payable on demand.

Revenue recognition
The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”. Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured. The Company recognizes revenues on sales of its services, based on the terms of the customer agreement. The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price. If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Advertising costs
The Company expenses all costs of advertising as incurred. There were no advertising costs included in selling, general and administrative expenses at April 30, 2014.

.
Loss per share
Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”. Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents, such as stock options or warrants as of April 30, 2014.

Dividends
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Income Taxes
The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of April 30, 2014, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of April 30, 2014, no income tax expense has been incurred.

Contingencies
The Company is not currently a party to any pending or threatened legal proceedings. Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Recent pronouncements
The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $28 as of April 30, 2014. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital. The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing. There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 – Income taxes

For the period ended April 30, 2014, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At April 30, 2014, the Company had approximately $28 of federal net operating losses. The net operating loss carry forward, if not utilized, will begin to expire in 2034. The provision for income taxes consisted of the following components for the period ended April 30:

The components of the Company’s deferred tax asset are as follows:

April 30, 2014
Deferred tax assets:
Net operating loss carry forwards	10
Valuation allowance	(10)
Total deferred tax assets	$-

The valuation allowance for deferred tax assets as of April 30, 2014 was $10. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2014, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30:

2014
Federal statutory tax rate	(34.0)%
Permanent difference and other	34.0%

Note 5 – Stockholders’ equity

The Company is authorized to issue up to 300,000,000 shares of its $0.001 par value common stock.

On April 30, 2014, the Company issued 1,800,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $25,200.

Note 6 – Warrants and options

As of April 30, 2014, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 – Related Party Transactions

Office space and services are provided without charge by an officer and director of the Company. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

On April 30, 2014, the Company issued 1,800,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $25,200.

Note 8 – Subsequent Events

The Company’s Management has reviewed all material events through the date this report was issued in accordance with ASC 855-10, and there are no material subsequent events to report.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We are a development stage corporation and have not yet generated or realized any revenues from our business operations. Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have not generated any revenue and have begun to develop our website, locate businesses willing to offer us their products or services.

To meet our need for cash we raised $25,000 from our officers and Directors. Our Directors bought 1,800,000 of our shares at $0.001 per share and additional paid-in capital of $22,400. We cannot guarantee that since we have begun operations that we will stay in business after twelve months. If we are unable to secure enough businesses of products or services at suitably low pricing we may quickly use up the proceeds from the offering and will need to find alternative sources, like a second public offering, or a private placement of securities in order for us to maintain our operations. Our officers and Directors are willing to loan or advance limited additional capital to the Company, such as for the costs associated with the preparation and filing of reports with the Securities and Exchange Commission. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. We believe the funds from the offering will be enough to develop our growth strategy for the next 12 months.

If we need more money we will have to revert to obtaining additional money as described in the above stated paragraph. Other than as described in these two paragraphs, we have no other financing plans.

Results of Operations

For the period from inception (November 11, 2011) through April 30, 2014, we had no revenue. Our net loss for that period was $28.

Capital Resources and Liquidity

As of April 30, 2014 we had $25,272 in cash, with liabilities of $100.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 60% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective. We believe that unless we are able to raise at least 60% of the full offering amount of $100,000 then we will not have sufficient funds to meet all of our capital needs for the next twelve months as envisioned under our business plan. In the event of the failure to complete our offering we would need to seek capital from other resources such as debt financing, which may not even be available to us. Raising 60% of our target would not allow the Company to complete a basic website capable of generation revenues and the Company would have to seek additional capital through debt or equity in order to create a website capable of generating revenue. The Company believes if it can raise at least 60% or more of its financing goals under this prospectus plus utilize cash on hand it will be able to build a website capable of generating revenues.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

Should the Company fail to raise capital through this offering and our Officer and Director are unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised. As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issue restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering. The Company’s current debts are to its attorney, auditor and printer. There is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Election under JOBS Act of 2012

The Company has chosen to opt-in and make use of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable. If we choose to adopt any accounting standard on the public company time frame we would be required to adopt all subsequent accounting standards on the public company time frame.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	The completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,

(ii)	The completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii)	The company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or

(iv)	The company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	Audited financial statements required for only two fiscal years;

(ii)	Selected financial data required for only the fiscal years that were audited;

(iii)
Executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period and will “opt-in” and make use of the transitional period.

Plan of Operation

Our business concept is for us to find low cost / high quality manufacturers of dry goods such as textiles and offer them for sale through large distributors in the United States or directly to the consumer on-line. We have registered the web site www.flastercorp.com

A material challenge to our business operations is procuring the appropriate dry goods to be sold and finding the right distributors. If we are unable to locate the critical distributors or fail to generate enough on-line traffic to our website it may have a material impact on our revenues or income or may result in our liquidity decreasing.

We plan to implement our business operations by finding large dry goods distributors known for quality products. At this time, our officers and Directors have good contacts on the manufacturing side and have manufacturers willing to sell us goods, if we can demonstrate we have an outlet for them. No contracts, however, have been signed.

Our business concept seeks to target the dry goods market and that value based customer.

We anticipate that we will meet our ongoing cash requirements through the funds raised from this Registration Statement and cash on hand of $24,556.88 as of June 23, 2014. We estimate that our expenditures over the next 12 months (beginning August 1, 2014) will be a minimum of $45,500 as described in the tables attached to the use of proceeds section above. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital pursuant to this Registration Statement.

Our plan of operations will be based the amount raised through this Registration Statement. We also plan to utilize the cash on hand, which as of June 23, 2014 was $24,556.88.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our current officers and Directors are the initial officers and Directors that have served as officer and directors of the Company since November 2011. As officers without an employment agreement their term is indefinite until removed by the Board. As Board members their terms expire on December 31, 2014. It is expected that after this offering they will continue to be able to control the Board and as such are expected to continue as Directors after December 31, 2014.

The following table sets forth the names and ages of officers and director as of June 23, 2014. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position

Ludmila Dijokene	61	Chief Executive and Financial Officer and Director

Jelena Gecevicha	43	Secretary and Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Ludmila Dijokene, Chief Executive Officer and Director

Ludmila Dijokene has 25 years of entrepreneurship experience, as well as qualification and 10 years of practical experience as group and individual psychologist. She started her own business of wholesale and retail trade of packaging and household goods in early 1990’s, which developed into a substantial specialized chain of retail and wholesale stores in Eastern Latvia. Parallel to running the business, after receiving a Master of Group Psychology degree in 2009 she started her individual psychology practice as well as established a Psychology Centre “Intence” in Daugavpils, Latvia, which grew into a leading group psychology and training center in the region. “Intence” was repeatedly awarded funding from the EU Regional fund to provide support and prepare for career change hundreds of unemployed in the economically stagnant region of Latgale (Eastern Latvia).

Ms. Ludmila Dijokene plans to devote between 10 to 12 hours per week to the Company and its business.

Jelena Gecevicha, Secretary and Director

Jelena Gecevicha has qualification of mechanical engineer specializing in machine building, metal cutting and tooling, with 20 years of experience as Design Engineer in Daugavpils Chains Factory. She holds Engineering degree from Riga Technical University. She joined Ludmila Dijokene’s wholesale and retail chain in 2011 as manager of one of the stores, and is currently managing the retail operations of the chain, being also a co-investor in the company. Ms. Gecevicha plans to devote between 10 to 12 hours per week to the Company and its business.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

During the past ten years, our officers and Directors have not been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) Engaging in any type of business practice; or

iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i) Any Federal or State securities or commodities law or regulation; or

ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period from November 9, 2011 (inception) through December 31, 2013:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Ludmila Dijokene,	2013
CEO and Director	2012	$0	0	0	0	0	0	0	$0

Jelena Gecevicha, Secretary and	2013
Director	2012	$0	0	0	0	0	0	0	$0

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from November 9, 2011 (inception) through December 31, 2013.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2013 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 23, 2014, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Named Executives Officers and Directors
Ludmila Dijokene	1,200,000	67%
Ms. Jelena Gecevicha	600,000	33%
All Executive Officers and Directors as a group (1 person)	1,800,000	100%

(1)	Based on 1,800,000 shares of common stock outstanding as of June 23, 2014.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On December 30, 2013, the Company issued 1,800,000 shares of its common stock to the founding Directors and officers for aggregate cash proceeds of $25,200.

We currently do not have a policy in place for dealing with related party matters.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our director and officer are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify our officers and Directors against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

FLASTER CORP.

500,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is June __, 2014

PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$12.88
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000
Legal fees and expense	$5,000
Blue Sky fees and expenses	$0
Miscellaneous	$5,000
Total	$20,012.88

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Delaware and our Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Delaware on November 9, 2011. In connection with incorporation, we issued 1,800,000 shares of common stock to our founder for services with a fair value of $0.014 per share. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Jonathan D. Strum.
23.1	Consent of Weinberg & Baer LLC.
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Daugavpils, State of Latvia, on June 26, 2014.

Flaster Corp.

By:	/s/ Ludmila Dijokene
Ludmila Dijokene
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ludmila Dijokene	Chief Executive Officer and	June 26, 2014
Acting Chief Financial Officer (Principal Executive Officer Principal Financial Officer, and Acting Principal Accounting Officer) and Director
/s/ Ms. Jelena Gecevicha	Secretary and Director	June 26, 2014